THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT dated November 20, 2019, to the Fund Administration Servicing Agreement, dated as of January 18, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule, Exhibit B of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with
Second Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS    U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel_____________        By: /s/ Jason Hadler__________________

Printed Name: John P. Buckel            Printed Name: Jason Hadler

Title: President                    Title: Senior Vice President

Jensen

First Amended Exhibit A
to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series

Jensen Value Fund
Jensen Global Quality Growth Fund

Jensen

Second Amended Exhibit B to the Fund Administration Servicing Agreement

Fund Administration Servicing Fee Schedule effective October 1, 2019 to September 30, 2024

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel
Additional Regulatory Administration Services

▪	Subsequent new fund launch – $____ per project

▪	Subsequent new share class launch – $____ per project

▪	Multi-managed funds – as negotiated based upon specific requirements

▪	Proxy – as negotiated based upon specific requirements

▪	Annual legal update – $____ per project

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary, Federal and state regulatory filing fees, expenses from Board of Trustee meetings, Third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements

▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

Jensen

Second Amended Exhibit B (continued) to the Fund Administration Servicing Agreement
Fund Administration & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*
____ basis points on Average Net Assets per Fund

Services Included in Annual Fee per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
Core Tax Services – See Additional Services Fee Schedule

Third Party Administrative Data Charges (descriptive data for each security)
$____ per security per month for fund administrative data

SEC Modernization Requirements

▪	Form N-PORT – $____ per year, per Fund

▪	Form N-CEN – $____ per year, per Fund
MST Chief Compliance Officer Support Fee

▪	$____ first adviser fund

▪	$____/ subsequent funds 2-5 managed by the adviser

▪	$____/ fund over 5 funds managed by the adviser

▪	No fee for CCO oversight of distributor

▪	$____ onboarding fee

▪	If a fund launches within 12 months of execution of the LOI, the onboarding fee is included in the $____ first fund fee

▪	For advisers with more than one fund, fees will be aggregated and allocated equally across all of their funds, with the exception of sub-advised funds

▪
The CCO fees for sub-advised funds are to be borne fully by each sub-advised fund (i.e., the sub-advised funds are to be borne fully by each sub-advised fund (i.e., the sub-advised fund bears entirely the additional sub-adviser fee)

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Jensen

Second Amended Exhibit B (continued) to the Fund Administration Servicing Agreement

Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule

▪	Tax Free Transfer In-Kind Cost Basis Tracking* – $____ per sub-account per year
Daily Compliance Services (if required)

▪	Base fee – $____ per fund per year

▪	Setup – $____ per fund group
Section 18 Compliance Testing

▪	$____ set up fee per fund complex

▪	$____ per fund per month
Section 15(c) Reporting

▪	$____ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Additional 15c reporting is subject to additional charges

▪	Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $____ per year

▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $____ per additional estimate

▪	State tax returns - (First two included in core services) – $____ per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns

▪	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $____

▪	Prepare Federal and State extensions (If Applicable) – Included in the return fees

▪	Prepare provision estimates – $____ Per estimate

State Tax Returns

▪	Prepare state income tax returns for funds and blocker entities – $____ per state return

−	Sign state income tax returns – $____ per state return

−	Assist in filing state income tax returns – Included with preparation of returns

▪	State tax notice consultative support and resolution – $____ per fund

Jensen

Second Amended Exhibit B (continued) to the Fund Administration Servicing Agreement

Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule (continued)
BookMark Electronic Board Book Portal

▪	U.S. Bank will establish a central, secure portal for Board materials using a unique client board URL.

▪	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.

▪	Features password-protected, encrypted servers with automatic failover.

▪	Training and ongoing system support.

▪	Accessible from your smart phone or iPad.

▪	Allows multiple users to access materials concurrently.

▪	Searchable archive.

▪	Ability to make personal comments.

Annual Fee per Trust

▪	0 – 10 users – $____

▪	10 – 20 users – $____

▪	20 – 30 users – $____

▪	30 – 40 users – $____
Diligent Boardbooks

▪	Online portal to access board book documents. Each user will receive both online and offline capability access

▪	Minimum fee (includes 1 board, 1 committee and 12 users)

▪	12 users may consist of any combination of Board Members/ Executives and Administrators

▪	Accessing Entities and Individuals Installation Fee Annual Fee

Affiliate Package $____ $____
Additional Boards                    $____        $____
Additional Committees/Meeting Groups            $____        $____
Additional Online & Offline Users (Board Members/Execs)    $____        $____
Online and Offline Users (Administrative)            $____        $____

Adviser’s signature below acknowledges approval of the fee schedule in this Exhibit B

Jensen Investment Management, Inc

By: /s/ Eric Schoenstein

Name: Eric Schoenstein

Title: Vice President

Jensen